UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2025

AIRO Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42600	88-0812695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5001 Indian School Road NE, Suite 100 Albuquerque, New Mexico	87110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 338-2343

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	AIRO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 10, 2025, AIRO Group Holdings, Inc. (the “Company”) announced the pricing of an underwritten public offering of 4,200,000 shares of common stock at a public offering price of $18.50 per share (the “Offering”). The Company has granted the underwriters in the Offering a 30-day option to purchase up to an additional 630,000 shares of its common stock (solely to cover over-allotments, if any) at the public offering price, less underwriting discounts and commissions (the “Option”).

The Company currently intends to use the net proceeds from the Offering (i) primarily to fund growth initiatives and pursue opportunistic acquisitions of complementary businesses, products, services or technologies that align with the Company’s strategic objectives and (ii) to repurchase 978,000 shares of common stock held by certain existing stockholders of the Company (the “Stock Repurchase”), including certain of the Company’s directors and executive officers and their affiliates, in privately negotiated transactions at a price per share equal to the public offering price per share of common stock in the Offering, less the underwriting discounts and commissions and any withholding taxes, pursuant to the terms of a stock purchase agreement, dated September 7, 2025, among the Company and the stockholders named therein (the “Repurchase Agreement”). In addition, if the underwriters exercise the Option, the Company intends to use a portion of the net proceeds to repurchase up to an additional 138,312 shares from such stockholders in the Stock Repurchase pursuant to the Repurchase Agreement.

The closing of the Stock Repurchase is contingent on, and is expected to occur immediately following, the closing of the Offering. The closing of the additional Stock Repurchase is contingent on, and is expected to close immediately following, the closing of the Option. The Repurchase Agreement and the Stock Repurchase were reviewed and approved by the audit committee of the Board of Directors of the Company, which is charged with reviewing related party transactions, and is composed of three independent and disinterested directors.

The Company cannot provide any assurance that the Offering or the Stock Repurchase will occur on the terms described herein, or at all. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in the Offering or the Stock Repurchase, nor shall there be any sale of any such securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions which concern the Company’s strategy, plans, projections or intentions. These forward-looking statements may be included throughout this Current Report, and include, but are not limited to, statements relating to the expected use of proceeds from the Offering and the expected closings of the Offering and Stock Repurchase. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Any forward-looking statement in this Current Report speaks only as of the date of this report. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRO GROUP HOLDINGS, INC.

By:	/s/ Dr. Mariya Pylypiv
Dr. Mariya Pylypiv
Chief Financial Officer

Dated: September 11, 2025